AMENDMENT TO

SERIES A COMMON STOCK PURCHASE WARRANTS

This AMENDMENT TO SERIES A COMMON STOCK PURCHASE WARRANTS (this “Amendment”) is entered into as of October 30, 2023, by and between Athersys, Inc., a Delaware corporation (the “Company”), and Armistice Capital Master Fund Ltd. (the “Holder”).

WHEREAS, the Holder is the holder of a Series A Common Stock Purchase Warrant, issued as a of October 16, 2023 (the “Warrant”) to purchase 56,249,080 shares of Common Stock;

WHEREAS, pursuant to Section 5(l) of the Warrant, the Warrant may be modified or amended or the provisions thereof waived with the written consent of the Company and the Holder; and

WHEREAS, the Company and the Holder desire to amend the Warrant as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

1.    Amendment to “Exercise Price”. Section 2(b) of the Warrant is hereby amended and restated in its entirety as follows:

“b) Exercise Price.         The exercise price per share of Common Stock under this Warrant shall be $0.01, subject to adjustment hereunder (the “Exercise Price”).

2.    Amendment to “Initial Exercise Date”. The first page of the Warrant is hereby amended by replacing “April 16, 2024” appearing in the right margin in the header before the main text of the Warrant with “October 30, 2023.”

3.    Amendment to “Termination Date” Defined Term. The defined term “Termination Date” is hereby defined to mean October 30, 2028.

4.    No Further Amendment. Except as amended by this Amendment, the Warrant remains unaltered and shall remain in full force and effect.

5.    Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of that certain Securities Purchase Agreement dated as of August 17, 2023, between the Company and the Holder.

6.    Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by facsimile, electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.

(Signature page follows)

IN WITNESS WHEREOF, each of the Company and the Holder has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

COMPANY

ATHERSYS, INC.

By:

Name:          Daniel Camardo

Title:          Chief Executive Officer

HOLDER

ARMISTICE CAPITAL MASTER FUND LTD.

By:

Name:

Title: